Exhibit 99.2

SpecTal, LLC

UNAUDITED FINANCIAL STATEMENTS

June 30, 2006 and 2005

INDEX

Balance Sheets as of June 30, 2006 and 2005	2

Statements of Income and Members’ Equity for the Six Months Ended June 30, 2006 and 2005	3

Statements of Cash Flows for the Six Months Ended June 30, 2006 and 2005	4

Notes to Financial Statements	5

SpecTal, LLC

UNAUDITED BALANCE SHEETS

June 30	2006	2005
ASSETS

Current Assets:
Cash and cash equivalents	$246,264	$3,498,822
Accounts receivable	9,604,997	5,413,612
Employee receivable	600	2,000
Prepaid expenses	164,834	48,921

Total current assets	10,016,695	8,963,355

Property and equipment, net	84,081	63,537

Other assets:
Security deposit	16,664	16,664

Total assets	$10,117,440	$9,043,556

Liabilities and members’ equity

Current liabilities:
Accounts payable	$57,869	$107,240
Accrued vacation	656,833	350,932
Accrued bonuses	1,228,156	602,612
Accrued payroll and payroll taxes	1,391,860	1,185,129
Accrued retirement contribution	1,386,451	620,331

Total current liabilities	4,721,169	2,866,244

Commitments
Members’ equity	5,396,271	6,177,312

Total liabilities and members’ equity	$10,117,440	$9,043,556

See Accompanying Notes

SpecTal, LLC

UNAUDITED STATEMENTS OF INCOME AND MEMBERS’ EQUITY

For the six months ended June 30	2006	2005

Contract revenue	$26,831.082	$18,239,798

Direct costs:
Direct labor	13,923,942	9,825,822
Other direct costs	1,391,510	239,238
Other compensation and payroll expenses	2,278,988	1,349,034

Total direct costs	17,594,440	11,414,094

Gross profit	9,236,642	6,825,704

General and administrative expenses:
Auto	17,676	14,174
Bad debt	—	2,533
Credit card fees	340	280
Conferences and meetings	4,972	2,641
Contributions	225	—
Depreciation	4,663	3,975
Employee benefits	10,835	4,954
Insurance	487,007	326,654
Lease	11,167	4,392
Licenses, permits, and other taxes	70,957	40,815
Meals and entertainment	26,559	9,343
Miscellaneous	8,213	—
Office	54,597	36,439
Outside services	91,239	26,821
Payroll taxes	208,730	133,936
Professional fees	72,337	86,559
Rent	104,525	101,980
Retirement plan	208,894	80,720
Salaries and wages	3,674,758	2,617,387
Telecommunication	22,211	31,477
Training	27,120	1,298

Total general and administrative expenses	5,107,025	3,526,378

Income from operations	4,129,617	3,299,326

Other income (expense):
Interest income	181	57
Interest expense	(2,236)	(193)
Other expense	—	(241)

Total other expense	(2,055)	(377)

Net income	4,127,562	3,298,949

Members’ equity – beginning	7,331,036	5,440,921

Prior period adjustment – correction of an error	—	(256,874)

Distributions	(6,062,327)	(2,305,684)

Members’ equity – ending	$5,396,271	$6,177,312

See Accompanying Notes

SpecTal, LLC

UNAUDITED STATEMENTS OF CASH FLOWS

For the six months ended June 30	2006	2005
Cash flows from operating activities:
Net income	$4,127,562	$3,298,949
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	4,663	3,975
(Increase) decrease in:
Accounts receivable	(4,458,874)	(1,406,423)
Employee receivable	2,100	(1,000)
Prepaid expenses	(37,745)	31,368
Increase (decrease) in:
Accounts payable	(167,225)	(369)
Accrued expenses	123,161	818,975

Net cash provided by (used in) operating activities	(406,358)	2,745,475
Cash flows from investing activities:
Purchases of property and equipment	(6,881)	(16,348)

Cash flows from financing activities:
Distributions	(6,062,327)	(2,305,684)

Net increase (decrease) in cash and cash equivalents	(6,475,566)	423,443
Cash and cash equivalents – beginning	6,721,830	3,075,379

Cash and cash equivalents – ending	$246,264	$3,498,822

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$2,236	$193
Income taxes	—	—

See Accompanying Notes.

SpecTal, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1: Summary of significant accounting policies:

Organization – SpecTal, LLC was formed on May 28, 1999. The Company provides comprehensive security and intelligence consulting services to governmental agencies and private industry. The Company creates, develops, and executes customized programs allowing customers to achieve desired solutions.

Basis of presentation – The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America, whereby revenue is recognized when earned and expenses are recognized in the period in which they are considered to have been incurred.

Cash and cash equivalents – The Company considers cash in banks and all highly liquid investments that have original maturities of three months or less, when purchased, to be cash equivalents. As of June 30, 2006 and 2005, the Company’s cash and cash equivalents were deposited primarily in one financial institution.

Accounts receivable – The Company uses the allowance method to account for uncollectible accounts receivable. At June 30, 2006 and 2005, there were no provisions for doubtful accounts, as management believes all receivables to be collectible based on past experience.

Property and equipment – Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are expensed as incurred.

Income taxes – The Company, with the consent of its members, has elected under the Internal Revenue Code to be treated as an association and taxed as an S Corporation. The members of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements since taxable income or loss flows through to, and is reportable by, the individual members.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1: Summary of significant accounting policies: (continued)

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2: Accounts receivable:

Accounts receivables consist of billed and unbilled accounts with government customers. At June 30, 2006 and 2005, the composition of accounts receivable was:

	2006	2005
Accounts receivable – billed	$9,211,234	$4,265,916
Accounts receivable – unbilled	393,763	1,147,696

Total accounts receivable	$9,604,997	$5,413,612

Note 3: Property and equipment:

Property and equipment consists of the following as of June 30, 2006 and 2005:

	2006	2005
Office furniture and equipment	$89,035	$62,337
Leasehold improvements	24,897	22,413

	113,932	84,750
Less: accumulated depreciation	(29,851)	(21,213)

Total property and equipment	$84,081	$63,537

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 4: Commitments

The Company leases office space in Reston, Virginia under a five year lease, which commenced on March 26, 2004. The lease calls for monthly base rent of $17,163 with an annual increase of 3% throughout the lease term.

As of June 30, 2006, the Company leases one automobile under a lease agreement that expires in June 2007 and requires monthly payments of $837. The lease agreements for two additional automobiles expired in March 2006.

The Company leases a copier under an agreement that expires in November 2009. The monthly payment under this lease is $232.

The Company leases a telephone system under an agreement that expires in February 2009. The monthly payment under this lease is $670.

Rent expense under all leases for the six months ended June 30, 2006 and 2005 was $104,525 and $101,980, respectively.

Future minimum lease payments required for the periods ending December 31 under these leases at June 30, 2006 are as follows:

December 31, 2006	$116,504
2007	233,514
2008	235,885
2009	61,848

$647,751

Note 5: Retirement plan:

The Company maintains a defined contribution 401(k) plan covering substantially all full time employees. Under the plan, the company may, at its discretion, make matching contributions as a percentage of the employee contributions. Matching contributions were $208,894 and $80,720 for the six months ended June 30, 2006 and 2005, respectively.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 6: Related party transactions:

A Company that is owned by a member performs information technology services for SpecTal, LLC. For the six months ended June 30, 2006 and 2005, total costs of $37,319 and $23,864 were incurred.

Note 7: Economic dependency:

For the six months ended June 30, 2006 and 2005, the Company derived 100% of its revenues from contracts with the federal government.

Note 8: Concentration of credit risk:

The Company maintains its cash balance at a financial institution in the DC metropolitan area. At various times during the year, the account balance at this institution may exceed the Federal Deposit Insurance Corporation limit of $100,000. Management regularly monitors the financial condition of the financial institution, along with its balances in the cash account and tries to keep these potential risks to a minimum. In the opinion of management, this does not represent an unusual risk.

Note 9: Contract backlog:

Contract backlog comprises the following:

Funded	$13,186,901
Unfunded	104,780,773

$117,967,674

Note 10: Prior period adjustment:

Members’ equity at the beginning of 2005 has been adjusted. The adjustment resulted from an under accrual of payroll, payroll taxes, and bonuses at December 31, 2004 of $256,874. As a result of these errors, the liabilities and related expenses were understated. The net effect on members’ equity as of December 31, 2004 was a decrease of $256,874.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 11: Subsequent event:

During October 2006, the owners of the Company contributed all of their membership interests into a newly formed entity, TalSpec Holdings, LLC (“TalSpec”), in exchange for equivalent ownership interests in TalSpec. On October 19, 2006, TalSpec sold 100% of its ownership interest in the Company to L-1 Identity Solutions, Inc.